Exhibit 99.2



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                   FORM 11-K


                 ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



   (x) Annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934

    For the Fiscal year ended March 31, 1997

                                       OR

   ( ) Transition report pursuant to Section 15(d) of the Securities Exchange Act of 1934 (NO FEE REQUIRED)

    For the Transition period From __________ to __________


    Commission File Number _________________



A. Full title of the plan and the address of the plan, if different from that of the issuer named below:


       ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
        (For Employees Covered By A Collective Bargaining Agreement)


B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:


                     ANHEUSER-BUSCH COMPANIES, INC.
                            One Busch Place
                       St. Louis, Missouri 63118

Item 1.   Plan is subject to ERISA, see Item 4 for required information.

Item 2.   Plan is subject to ERISA, see Item 4 for required information.

Item 3.   Plan is subject to ERISA, see Item 4 for required information.

Item 4.   Financial Statements and Exhibits
          ---------------------------------

    (a)   Financial Statements:

          Report of independent accountants

          Statement of Net Assets Available for Benefits with Fund Information at March 31, 1997 and March 31, 1996.

          Statement of Changes in Net Assets Available for Benefits with Fund Information for year ended March 31, 1997 and March 31, 1996.

          Notes to financial statements

          Schedule of Reportable Transactions for the year ended March 31, 1997 (Schedule I)

          Anheuser-Busch Defined Contribution Master Trust - Statement of Net Assets Available for Benefits with Fund Information at March 31, 1997 and March 31, 1996 (Appendix A)

          Anheuser-Busch Defined Contribution Master Trust - Statement of Changes in Net Assets Available for Benefits for the Year Ended March 31, 1997 and March 31, 1996 (Appendix A)




   (b) Exhibits:

       None

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the trustees (or other persons who administer the Plan) have duly caused this annual report to be signed by the undersigned thereunto duly authorized.

                                ANHEUSER-BUSCH DEFERRED INCOME STOCK
                                PURCHASE AND SAVINGS PLAN (FOR EMPLOYEES
                                COVERED BY A COLLECTIVE BARGAINING
                                AGREEMENT)






                                 By:       JOBETH G. BROWN
                                     -----------------------------------
                                           JoBeth G. Brown
                                           Committee Member


Dated: September 24, 1997

                                  800 Market Street     Telephone 314 206 8500
                                  St. Louis, MO  63101


PRICE WATERHOUSE LLP                                           [LOGO]




                      REPORT OF INDEPENDENT ACCOUNTANTS


August 1, 1997

To the Participants and Administrator
of the Anheuser-Busch Deferred Income
Stock Purchase and Savings Plan (For
Employees Covered by a Collective
Bargaining Agreement)


In our opinion, the accompanying statements of net assets available for benefits and the related statements of changes in net assets available for benefits present fairly, in all material respects, the net assets available for benefits of the Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Employees Covered by a Collective Bargaining Agreement) at March 31, 1997 and 1996, and the changes in net assets available for benefits for the years then ended, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the plan's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable basis for the opinion expressed above.

Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in Schedule I is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is additional information required by ERISA. The Fund Information in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for benefits and the changes in net assets available for benefits of each fund.
Schedule I and the Fund Information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.




PRICE WATERHOUSE LLP


ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
(For Employees Covered by a Collective Bargaining Agreement)

Statement of Net Assets Available for Benefits with Fund Information
March 31, 1997
Page 2
--------------------------------------------------------------------------
PART 1 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH

                                           Short-term  Medium-term
                            Anheuser-Busch   fixed       fixed     Equity
                            Companies, Inc.  income      income    index
                               stock fund     fund        fund      fund
Assets
Cash                          $          1 $    -     $     -     $     -
Receivables:
  Contributions:
    Participan                     555,532      6,226      16,534      45,113
    Employer                       231,013
                              ------------ ---------- ----------- -----------
                                   786,545      6,226      16,534      45,113
                              ------------ ---------- ----------- -----------

Investments, at fair value:
  Anheuser-Busch Companies,
    Inc. Common Stock*         876,240,971
  Anheuser-Busch Companies, Inc.
    Short Term Fixed Income Fund            4,637,987
  Anheuser-Busch Companies, Inc.
   Medium Term Fixed Income Fund                       11,323,582
  Anheuser-Busch Companies, Inc.
   Capital Equity Index Fund                                        18,314,857
  Anheuser-Busch Companies, Inc.
   Managed Balanced Fund
  Anheuser-Busch Companies, Inc.
   Index Balanced Fund
  Mellon Bank Employee Benefit
   Temporary Investment Fund       634,524
  Participant loans
  Earthgrains Common Stock Fund
                              ------------ ---------- ----------- -----------
                               876,875,495  4,637,987  11,323,582  18,314,857
                              ------------ ---------- ----------- -----------
      Total assets             877,662,041  4,644,213  11,340,116  18,359,970
                              ------------ ---------- ----------- -----------
Liabilities
Notes payable                  141,050,000
                              ------------ ---------- ----------- -----------
      Total liabilities        141,050,000     -           -            -
                              ------------ ---------- ----------- -----------
 Net assets available for
   benefits                   $736,612,041 $4,644,213 $11,340,116 $18,359,970
                              ============ ========== =========== ===========


*    Represents more than 5% of net assets available for benefits.



                      See accompanying Notes to Financial Statements.

PART 2 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH


                                Managed      Index   Participant  Earthgrains
                                balanced    balanced     loan     common stock
                                  fund        fund       fund         fund        Total
Assets
Cash                           $    -       $    -     $    -      $   -       $          1
Receivables:
  Contributions:
    Participants                     4,721       4,588                              632,714
    Employer                                                                        231,013
                               -----------  ---------- ----------- ----------- ------------
                                     4,721       4,588                              863,727
                               -----------  ---------- ----------- ----------- ------------
Investments at fair value:
  Anheuser-Busch Companies, Inc.
    Common Stock*                                                               876,240,971
  Anheuser-Busch Companies, Inc.
    Short Term Fixed Income Fund                                                  4,637,987
  Anheuser-Busch Companies, Inc.
   Medium Term Fixed Income Fund                                                 11,323,582
  Anheuser-Busch Companies, Inc.
   Capital Equity Index Fund                                                     18,314,857
  Anheuser-Busch Companies, Inc.
   Managed Balanced Fund         1,835,358                                        1,835,358
  Anheuser-Busch Companies, Inc.
   Index Balanced Fund                       1,079,903                            1,079,903
  Mellon Bank Employee Benefit
   Temporary Investment Fund                                                        634,524
  Participant loans                                     40,049,026               40,049,026
  Earthgrains Common Stock Fund                                    11,795,094   11,795,094
                               -----------  ---------- ----------- ----------- ------------
                                 1,835,358   1,079,903  40,049,026  11,795,094  965,911,302
                               -----------  ---------- ----------- ----------- ------------
      Total assets               1,840,079   1,084,491  40,049,026  11,795,094  966,775,030
                               -----------  ---------- ----------- ----------- ------------
Liabilities
Notes payable                                                                   141,050,000
                               -----------  ---------- ----------- ----------- ------------
      Total liabilities            -             -          -            -      141,050,000
                               -----------  ---------- ----------- ----------- ------------
 Net assets available for
  benefits                     $ 1,840,079  $1,084,491 $40,049,026 $11,795,094 $825,725,030
                               ===========  ========== =========== =========== ============






*    Represents more than 5% of net assets available for benefits.



                      See accompanying Notes to Financial Statements.


ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
(For Employees Covered by a Collective Bargaining Agreement)

Statement of Net Assets Available for Benefits with Fund Information
March 31, 1996
Page 3
-------------------------------------------------------------------------------
PART 1 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH

                                           Short-term  Medium-term
                            Anheuser-Busch    fixed       fixed     Equity
                            Companies, Inc.   income      income    index
                               stock fund       fund       fund      fund
Assets
Cash                          $      1,807  $    -     $     -     $    -
Receivables:
  Contributions:
    Participants                   568,010      5,978      23,910        5,978
    Employer                       269,575
  Interest                          13,598       -           -            -
                              ------------  ---------  ----------  -----------
                                   852,990      5,978      23,910        5,978
                              ------------  ---------  ----------  -----------

Investments, at fair value:
  Anheuser-Busch Companies,    713,829,646
    Inc. Common Stock*
  Anheuser-Busch Companies, Inc.
    Short Term Fixed Income Fund            4,249,364
  Anheuser-Busch Companies, Inc.
    Medium Term Fixed Income Fund                      13,245,963
  Anheuser-Busch Companies, Inc.
    Capital Equity Index Fund                                       13,737,638
  Anheuser-Busch Companies, Inc.
    Managed Balanced Fund
  Anheuser-Busch Companies, Inc.
    Indexed Balanced Fund
  Mellon Bank Employee Benefit
    Temporary Investment Fund   13,878,868
  Participant loans*
  Earthgrains Company, Inc.
    Common Stock                    -             -          -           -
                              ------------  ----------  ----------  -----------
                               727,708,514   4,249,364  13,245,963   13,737,638
                              ------------  ----------  ----------  -----------
       Total assets            728,561,504   4,255,342  13,269,873   13,743,616
                              ------------  ---------- -----------  -----------
Liabilities
Notes payable                  157,700,000
Other payable                          310        -          -             -
                               ------------  ---------- ----------- -----------
   Total liabilities            157,700,310        -          -            -
                               ------------  ---------- ----------- -----------
 Net assets available for
  benefits                     $570,861,194  $4,255,342 $13,269,873 $13,743,616
                               ============  ========== =========== ===========




*    Represents more than 5% of net assets available for benefits.


                    See accompanying Notes to Financial Statements.

PART 2 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH


                                Managed      Index   Participant  Earthgrains
                                balanced    balanced     loan     Company stock
                                  fund        fund       fund         fund        Total
Assets
Cash                           $    -       $    -     $    -       $  -         $      1,807
Receivables:
  Contributions:
    Participants                     5,978      5,978                                 615,832
    Employer                                                                          269,575
  Interest                          -            -          -           -              13,598
                               -----------  ---------  -----------  -----------  ------------
                                     5,978      5,978       -           -             900,812
                               -----------  ---------  -----------  -----------  ------------
Investments at fair value:
  Anheuser-Busch Companies, Inc.                                                  713,829,646
    Common Stock*
  Anheuser-Busch Companies, Inc.
    Short Term Fixed Income Fund                                                    4,249,364
  Anheuser-Busch Companies, Inc.
    Medium Term Fixed Income Fund                                                  13,245,963
  Anheuser-Busch Companies, Inc.
    Capital Equity Index Fund                                                      13,737,638
  Anheuser-Busch Companies, Inc.
    Managed Balanced Fund        1,468,770                                          1,468,770
  Anheuser-Busch Companies, Inc.
    Indexed Balanced Fund                     989,381                                 989,381
  Mellon Bank Employee Benefit
    Temporary Investment Fund                                                      13,878,868
  Participant loans*                                    33,611,466                 33,611,466
  Earthgrains Company, Inc.
    Common Stock                    -             -          -       12,923,261    12,923,261
                               -----------  ---------  -----------  -----------   ------------
                                 1,468,770    989,381   33,611,466   12,923,261   807,934,357
                               -----------  ---------  -----------  -----------   ------------
       Total assets              1,474,748    995,359   33,611,466   12,923,261   808,835,169
                               -----------  ---------  ----------- ------------  ------------
Liabilities
Notes payable                                                                     157,700,000
Other payable                        -            -          -           -                310
                               -----------  ---------  -----------  -----------  ------------
       Total liabilities             -            -          -            -       157,700,310
                               -----------  ---------  -----------  -----------  ------------
 Net assets available for
   benefits                      1,474,748  $ 995,359  $33,611,466  $12,923,261  $651,134,859
                               ===========  =========  ===========  ===========  ============





*    Represents more than 5% of net assets available for benefits.



                      See accompanying Notes to Financial Statements.


ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
(For Employees Covered by a Collective Bargaining Agreement)

Statement of Changes in Net Assets Available for Benefits with Fund Information
Year Ended March 31, 1997
Page 4
--------------------------------------------------------------------------------
PART 1 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH

                                           Short-term  Medium-term
                            Anheuser-Busch    fixed       fixed     Equity
                            Companies, Inc.   income      income    index
                               stock fund       fund       fund      fund
Additions to net assets
attributed to:
  Contributions:
    Employer                  $  4,748,510 $    -     $     -     $    -
    Participant                 26,479,856    329,994   1,002,829  1,961,868
                              ------------ ---------- -----------  ---------
                                31,228,366    329,994   1,002,829  1,961,868
                              ------------ ---------- -----------  ---------

Investment income:
    Interest                       429,057
    Dividends                   16,824,215
    Net realized and unrealized
    appreciation in fair value
    of investments             176,656,762    212,512     519,338   2,558,030
                              ------------ ---------- -----------  ----------
         Total additions       225,138,400    542,506   1,522,167   4,519,898
                              ------------ ---------- -----------  ----------
Deductions from net assets
attributed to:
    Distributions               52,061,049  1,261,063     981,489     793,033
    Interest expense            20,169,188
    Administrative expenses          8,621      -           -            -
                              ------------ ---------- -----------  ----------
          Total deductions      72,238,858  1,261,063     981,489     793,033
                              ------------ ---------- -----------  ----------

Net transfers in (out)          12,851,305  1,107,428  (2,470,435)    889,489
                              ------------ ---------- ------------ ----------
Net increase (decrease)        165,750,847    388,871  (1,929,757)  4,616,354
Net assets available for
  benefits, beginning of year  570,861,194  4,255,342  13,269,873  13,743,616
                              ------------ ---------- ----------- -----------

Net assets available for
  benefits, end of year       $736,612,041 $4,644,213 $11,340,116 $18,359,970
                              ============ ========== =========== ===========




                    See accompanying Notes to Financial Statements.

PART 2 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH


                                Managed      Index   Participant  Earthgrains
                                balanced    balanced     loan     common stock
                                  fund        fund       fund         fund        Total
Additions to net assets
attributed to:
  Contributions:
    Employer                   $    -       $     -      $     -     $    -       $  4,748,510
    Participants                   272,345      200,459        -          -         30,247,351
                               -----------  ------------ ----------- -----------  ------------
                                   272,345      200,459        -          -         34,995,861
                               -----------  -----------  ----------- -----------  ------------
Investment income:
    Interest                                              2,862,700                  3,291,757
    Dividends                                                                       16,824,215
    Net realized and unrealized
    appreciation in fair value of
    investments                    116,710     180,775        -        5,537,989   185,782,116
                               -----------  ----------  -----------  -----------  ------------
         Total additions           389,055     381,234    2,862,700    5,537,989   240,893,949
                               -----------  ----------  -----------  -----------  ------------
Deductions from net assets
attributed to:
    Distributions                  116,165      63,779      293,382    1,014,375    56,584,335
    Interest expense                                                                20,169,188
    Administrative expenses          -           -            -             -            8,621
                               -----------  ----------  -----------  -----------  ------------
          Total deductions         116,165      63,779      293,382    1,014,375    76,762,144
                               -----------  ----------  ----------   -----------  ------------

Net transfers in (out)              92,441    (228,323)   3,868,242   (5,651,781)   10,458,366
                               ----------- -----------  -----------  -----------  ------------
Net increase (decrease)            365,331      89,132    6,437,560   (1,128,167)  174,590,171
Net assets available for         1,474,748     995,359   33,611,466   12,923,261   651,134,859
  benefits, beginning of year  -----------  ----------  -----------  -----------  ------------

Net assets available for       $ 1,840,079  $1,084,491  $40,049,026  $11,795,094  $825,725,030
   benefits, end of year       ===========  ==========  ===========  ===========  ============




                    See accompanying Notes to Financial Statements.

ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN
(For Employees Covered by a Collective Bargaining Agreement)

Statement of Changes in Net Assets Available for Benefits with Fund Information
Year Ended March 31, 1996
Page 5
-------------------------------------------------------------------------------
PART 1 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH

                                           Short-term  Medium-term
                            Anheuser-Busch    fixed       fixed     Equity
                            Companies, Inc.   income      income    index
                               stock fund       fund       fund      fund
Additions to net assets
attributed to:
  Contributions:
    Employer                  $ 13,889,163 $    -     $     -     $      -
    Participants                23,796,258    391,244   1,257,480   1,521,659
                              ------------ ---------- ----------- -----------
                                37,685,421    391,244   1,257,480   1,521,659

Investment income:
    Interest                       307,235
    Dividends                   17,400,140
    Net realized and unrealized
    appreciation in fair value
    of investments              89,366,683    170,109   1,081,073   3,137,027
                              ------------ ---------- ----------- -----------
                               107,074,058    170,109   1,081,073   3,137,027
Transfer in at Fund inception       -           -          -             -
                              ------------ ---------- ----------- -----------
       Total additions         144,759,479    561,353   2,338,553   4,658,686
                              ------------ ---------- ----------- -----------
Deductions from net assets
attributed to:
    Distributions to
     Participants               41,039,656    553,514   1,228,424     716,871
    Interest expense             7,158,938
    Administrative expenses          6,145      -           -            -
                              ------------ ---------- ----------- -----------
        Total deductions        48,204,739    553,514   1,228,424     716,871
                              ------------ ---------- ----------- -----------
Transfer of assets (to) from
 Deferred Income Stock Purchase
 & Savings Plan                  1,052,236     (8,012)    (19,295)    (10,155)
Transfer of assets (to) from
 Deferred Income Stock Purchase
 & Savings Plan (For Certain
 Hourly Employees of Anheuser-
 Busch Companies, Inc. and its
 Subsidiaries)                    349,729
Transfer of assets (to) from
 Deferred Income Stock Purchase
 & Savings Plan (For Certain
 Employees of the Earthgrains
 Company)                          553,391
Net interfund transfers        (10,629,274)   671,456  (1,064,725)  1,122,840
                              ------------ ---------- ----------- -----------
                                (8,673,918)   663,444  (1,084,020)  1,112,685
                              ------------ ---------- ----------- -----------
Net increase                    87,880,822    671,283      26,109   5,054,500
Net assets available for
 benefits, beginning of year   482,980,372  3,584,059  13,243,764   8,689,116
                               -----------  ---------- ----------- -----------
Net assets available for
 benefits, end of year        $570,861,194 $4,255,342 $13,269,873 $13,743,616
                              ============ ========== =========== ===========

                      See accompanying Notes to Financial Statements.

PART 2 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH


                                  Managed      Index    Participant   Earthgrains
                                  balanced    balanced    loan      company stock
                                   fund         fund      fund          fund        Total
Additions to net assets
attributed to:
  Contributions:
    Employer                   $    -       $     -    $      -      $   -       $ 13,889,163
    Participants                   335,145    241,786         -          -         27,543,572
                               -----------  ---------  -----------   ----------  ------------
                                   335,145    241,786         -          -         41,432,735
Investment income:
    Interest                                             2,337,627                  2,644,862
    Dividends                                                                      17,400,140
    Net realized and unrealized
    appreciation in fair value of
    investments                    170,035    358,884   (2,000,000)   4,321,711    96,605,522
                               -----------  ---------  -----------  -----------  ------------
                                   170,035    358,884      337,627    4,321,711   116,650,524
Transfer in at Fund inception        -           -             -      5,155,928     5,155,928
                               -----------  ---------  -----------  -----------  ------------
    Total additions                505,180    600,670      337,627    9,477,639   163,239,187
                               -----------  ---------  -----------  -----------  ------------
Deductions from net assets
attributed to:
    Distributions to Participants   36,099     41,502      496,527                 44,112,593
    Interest expense                                                                7,158,938
    Administrative expenses          -           -             -          -             6,145
                               -----------  ---------  -----------  -----------  ------------
          Total deductions          36,099     41,502      496,527        -        51,277,676
                               -----------  ---------  -----------  -----------  ------------
Transfer of assets (to) from
 Deferred Income Stock Purchase
 & Savings Plan                     (6,480)    (6,513)     (5,994)                   995,787
Transfer of assets (to) from
 Deferred Income Stock Purchase
 & Savings Plan (For Certain
 Hourly Employees of Anheuser-Busch
 Companies, Inc. and its Subsidiaries)                                                349,729
Transfer of assets (to) from Deferred
 Income Stock Purchase & Savings Plan
 (For Certain Employees of the
 Earthgrains Company)                                                                      553,391
Net interfund transfers            149,563    (32,593)   6,337,111    3,445,622         -
                               -----------  ---------  -----------  -----------  ------------
                                   143,083    (39,106)   6,331,117    3,445,622     1,898,907
                               -----------  ---------  -----------  -----------  ------------
Net increase                       612,164    520,062    6,172,217   12,923,261   113,860,418
Net assets available for
 benefits, beginning of year       862,584    475,297   27,439,249        -       537,274,441
                               -----------  ---------  -----------  -----------  ------------
Net assets available for
 benefits, end of year         $ 1,474,748  $ 995,359  $33,611,466  $12,923,261  $651,134,859
                               ===========  =========  ===========  ===========  ============





                      See accompanying Notes to Financial Statements.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(For Employee Covered by a Collective Bargaining Agreement)

Notes to Financial Statements
Page 6
--------------------------------------------------------------------------

1.   DESCRIPTION OF THE PLAN

     GENERAL
     The Anheuser-Busch Deferred Income Stock Purchase and Savings Plan (For Employees Covered by a Collective Bargaining Agreement) (the
     Plan) was established as a result of an amendment to the Anheuser-Busch Employee Stock Purchase and Savings Plan (the Original
     Plan). The Original Plan was established by Anheuser-Busch, Inc., effective April 1, 1976 and upon amendment, was divided into two separate plans effective March 1, 1986: the Deferred Income Stock Purchase and Savings Plan (For Employees Covered by a Collective Bargaining Agreement) and the Employee Stock Purchase and Savings Plan. The Plan is a continuation of the Original Plan except that certain additional features were added, including provisions for Before-Tax Contributions pursuant to Section 401(k) of the Internal Revenue Code. Additionally, eligibility was limited to employees who are members of collective units and whose collective bargaining agreement specifically provides for participation of such members.

     The Plan covers eligible employees of Anheuser-Busch Companies, Inc. (the Company) and certain subsidiaries of the Company which include:
     Anheuser-Busch, Incorporated; Anheuser-Busch Recycling Corporation; August A. Busch & Co. of Massachusetts; Busch Agricultural Resources, Inc.; Manufacturers Railway Company; Pacific International Rice Mills, Inc.; Metal Container Corporation; and Precision Printing and Packaging, Inc. This summary is intended to provide only a general description of the Plan's provisions. Participants should refer to the Plan document for more complete information.

     PLAN ADMINISTRATION
     The Plan's named fiduciaries are the Company, as Sponsor and Plan Administrator, and Mellon Bank, N.A. as the Trustee. As Sponsor, the Company has the right to amend the Plan, designate the Plan's named fiduciaries and exercise all fiduciary functions necessary for the operation of the Plan except those which are assigned to another named fiduciary by the Plan or the related trust agreement. The Company has appointed an Administrative Committee to exercise the authority and responsibility for the general administration of the Plan. The Trustee has the exclusive authority and discretion to invest, manage and hold the assets of the trust in accordance with the provisions of the Plan and the separate trust agreement.

     The Plan was amended effective June 1, 1989, to add provisions to make the Plan a stock bonus plan and to permit the leveraged acquisition of Company stock by the Plan. As such, the Plan is subject to the requirements of an employee stock ownership plan (ESOP) under Section 4975(e)(7) of the Internal Revenue Code. The Trustee was specifically empowered to enter into loans, on behalf of the Plan, to acquire Company stock or to repay a prior ESOP loan.

     Effective April 1, 1994, the Plan was amended to incorporate various changes to the Plan, including changes in participants' contribution limits, changes in Company matching contributions, the addition of the Managed Balanced Fund and Indexed Balanced Fund investment options, and the decrease in the vesting period from three years to two years.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(For Employees Covered by a Collective Bargaining Agreement)

Notes to Financial Statements
Page 7
--------------------------------------------------------------------------

     PLAN PARTICIPATION
     Each employee of a participating employer (other than employees not covered by a collective bargaining agreement) of the Company is eligible to participate in the Plan after one year of service, during which the employee worked 1,000 hours. Participation by eligible employees is voluntary.

     CONTRIBUTIONS
     A participant may make matched or unmatched contributions. Both matched and unmatched contributions may be before-tax and after-tax.
     A participant may contribute from 1% to 6% of his base compensation through payroll deductions for Before-Tax Matched Contributions and After-Tax Matched Contributions. The sum of these matched contributions may not be less than 2% nor more than 6% of the participant's base compensation. In addition, a participant may contribute from 1% to 10% of his base compensation through payroll deductions for Before-Tax Unmatched Contributions and After-Tax Unmatched Contributions; however, the unmatched contribution rates may not exceed 10% of the participant's base compensation and are subject to other limitations as set forth in the Plan agreement. In addition, the sum of Before-Tax contribution rates must not exceed 16% of a participant's base compensation, subject to certain limitations of the Internal Revenue Code. The participant's employer then contributes a matching amount, determined annually, based on the relationship of the Company's net income to its payroll for the year most recently ended. However, in no event may the participating employer's matching contribution be less than 33-1/3% nor more than 75% of the aggregate participant contributions. The Company may contribute an amount in excess of the matching contribution to enable the Plan to meet its debt service payments.

     The Company may also be required to make a Supplemental Contribution as determined by the Administrative Committee in accordance with the Plan document. Supplemental Contributions are payable within 180 days of the Plan's year end and are allocated to participants who have account balances as of the end of the Plan year. For the years ended March 31, 1997 and 1996, no Supplemental Contributions were required.

     Employee contributions vest and become non-forfeitable immediately. Company contributions also vest and become non-forfeitable immediately for participants actively employed by the Company on or prior to March 31, 1989. For participants subsequently employed, Company contributions vest and become non-forfeitable after two years of service. Company contributions also vest and become non-forfeitable upon termination of employment by reason of death, permanent disability, entry into military service, layoff exceeding twelve months, upon termination of employment for any reason, including retirement, after reaching age 60, or in the event of a "change in control" of the Company (as defined in the Plan). Forfeitures of nonvested balances reduce future employer contributions.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(For Employees Covered by a Collective Bargaining Agreement)

Notes to Financial Statements
Page 8
--------------------------------------------------------------------------

     INVESTMENTS
     The Trustee maintains an Anheuser-Busch Companies, Inc. common stock fund, an Earthgrains Company, Inc. common stock fund, a Short-Term Fixed Income Fund, a Medium-Term Fixed Income Fund, an Equity Index Fund, a Managed Balanced Fund, and an Indexed Balanced Fund for the investment of participant and employer contributions. All employer contributions are invested in the Company Stock Fund. At least one-half of each participant's Before-Tax Matched Contributions and at least one-half of each participant's After-Tax Matched Contributions shall be invested in the Company Stock Fund for certain periods of time. The participant may direct the remaining one-half of each type of matched contributions to be invested in increments of 1% into any fund established under the Plan. The participant may direct that the unmatched contributions be deposited into any fund of the Plan in increments of 1%. Earnings are reinvested in the fund to which they relate.

     The Master Trusts had been established for each of the investment funds other than the Company Stock Fund for the investment of the Plan's assets and the assets of the other stock purchase and savings plans sponsored by the Company. On September 1, 1995, the Master Trusts for each investment fund were combined, along with the Company Stock Fund into a single Master Trust.

     DISTRIBUTIONS
     The Plan permits in-service withdrawals and an optional annual class year distribution as defined in the Plan document, subject to certain restrictions. Distributions for terminations are comprised of the participant's personal contribution portion of his account and the part of the Company contribution portion of his account which is vested. Termination and annual class year distributions for whole numbers of shares are payable in Company shares while the value of fractional shares and all interests in the other funds are payable in cash. Alternatively, the participant may elect to have non-share investments transferred to the Company Stock Fund and distributed thereafter in shares with fractional shares distributed in cash. In-service distributions other than annual class year distributions are payable at the election of the participant in Company shares or in cash.

     PARTICIPANT LOANS
     A participant may borrow from Before-Tax and/or After-Tax vested account balances. The minimum loan amount is $1,000; the maximum amount is the lesser of $50,000 less the highest outstanding loan balance under the Plan during the one year period ending on the day before the loan is made, or 50% of the vested account balance. The interest rate for the life of the loan is set quarterly at prime plus one percentage point based on the prime rate at the end of the preceding quarter. The term of a loan for the purchase of a principal residence may be up to 10 years; the term of a loan for any other reason may not exceed 5 years.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(For Employees Covered by a Collective Bargaining Agreement)

Notes to Financial Statements
Page 9
---------------------------------------------------------------------------

     PLAN EXPENSES
     Under the Master Trust agreement with the Trustee, the Company may pay all expenses incurred in the administration of the Master Trust, including trustee fees, but is not obligated to do so. Trustee expenses not paid by the Company are paid by the Master Trust and proportionately allocated to the participating plans. All other expenses incurred in the administration of the Plan are paid by the participating employers.

     PLAN TERMINATION
     The Company anticipates that the Plan will continue without interruption but reserves the right to terminate its participation in the Plan subject to the provisions of ERISA. Such termination would result in the immediate and full vesting of each participant's account balance. The Trustee would then retain the assets until otherwise distributable under the Plan.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF ACCOUNTING
     The Plan's financial statements are prepared on the accrual basis of accounting.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of additions to and deductions from net assets during the reporting period. Actual results could differ from those estimates.

     Certain reclassifications have been made to the 1996 financial statements to conform to current year presentation.

     INVESTMENT VALUATION
     Investments in common stock, U.S. government securities, and corporate debt instruments are stated at fair value based on the quoted market price at March 31, 1997. Investments in interest bearing cash, insurance contracts, and interests in common/collective trusts are stated at fair value as determined by the trustee. Participant loans are valued at cost which approximates fair value.

     SECURITY TRANSACTIONS AND INVESTMENT INCOME
     Purchases and sales of investments, and related realized gains and losses, are recorded on the trade date. Interest income is recorded as earned. Dividend income is recorded on the ex-dividend date. Net realized and unrealized appreciation in fair value of investments is comprised of the change in market value compared to the cost of investments retained in the Plan, and realized gains and losses on security transactions which represent the difference between proceeds and cost.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(For Employees Covered by a Collective Bargaining Agreement)

Notes to Financial Statements
Page 10
---------------------------------------------------------------------------

     ALLOCATION OF ASSETS
     The Plan participates in the Anheuser-Busch Companies, Inc. Defined Contribution Master Trust (Master Trust) established for the investments of this plan and the other stock purchase and savings plans sponsored by the Company. Units of participation in the Master Trust are allocated to participating plans based on the relationship of individual plan contributions to the market value of the Master Trust. Earned income, realized and unrealized gains and losses, and administrative expenses are retained in the Master Trust and are allocated to participating plans by the Trustee, based on units of participation on the transaction date.

3.   INTERESTS IN ANHEUSER-BUSCH COMPANIES, INC. DEFINED CONTRIBUTION
     MASTER TRUST

     Effective September 1, 1995 the Company and the Trustee entered in to a new master trust agreement. On September 1, 1995, in accordance with the agreement, the Plan exchanged it's investments in: the Anheuser-Busch Companies, Inc. Common Stock Fund, the Anheuser-Busch Companies, Inc. Short Term Fixed Income Master Trust, the Anheuser-Busch Companies, Inc. Medium Term Fixed Income Master Trust, the Anheuser-Busch Companies, Inc. Capital Equity Index Fund Master Trust, the Anheuser-Busch Companies, Inc. Managed Balanced Fund Master Trust, and the Anheuser-Busch Companies, Inc. Indexed Balanced Fund Master Trust for units of participation in the Anheuser-Busch Companies, Inc. Defined Contribution Master Trust. The Earthgrains Company, Inc.'s Common Stock Fund was also added to the Anheuser-Busch Companies, Inc. Defined Contribution Master Trust. The assets of the Master Trust are held by Mellon Bank, N.A. (Trustee).

     At March 31, 1997 and 1996, the Plan's interest in the net assets of the Master Trust was approximately 48% and 48%, respectively.

     The following table presents the fair value of investments for the Master Trust:
                                                    March 31,
                                            1997                1996

    Investments at fair value:
    Anheuser-Busch common stock     $  1,764,489,350    $   1,454,421,887
    Short-term fixed income               12,234,324           12,844,323
     Medium-term fixed income             44,142,666           48,259,434
     Equity index                         86,880,218           65,055,866
     Managed balanced                     10,806,861            9,431,452
     Index balanced                        7,756,536            6,020,060
     Participant loans                    76,179,822           63,971,162
     Earthgrains Company common stock     24,070,669           25,851,364
                                      --------------     ----------------
                                    $  2,026,560,446    $   1,685,855,548
                                     ===============     ================

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(For Employees Covered by a Collective Bargaining Agreement)

Notes to Financial Statements
Page 11
--------------------------------------------------------------------------

Investment income for the Master Trust is as follows:
                                           Year ended March 31,
                                          1997              1996

 Net appreciation in fair value of
 investments:
   Anheuser-Busch common stock       $  353,822,133    $  179,537,693
   Short-term fixed income                  712,403          (146,135)
   Medium-term fixed income               1,969,137         1,574,195
   Equity index                          12,218,135        14,939,087
   Managed balanced                         956,745         2,236,095
   Index balanced                           758,054           844,001
   Participant loans                                       (2,005,752)
   Earthgrains Company common stock      11,179,051         8,648,339
                                      -------------      ------------

                                        381,615,658       205,627,523

 Interest                                 6,245,287         8,752,807
 Dividends                               32,464,215        34,040,767
                                      -------------     -------------

                                     $  420,325,160    $  248,421,097
                                      =============     =============

     Financial statements for the Anheuser-Busch Companies, Inc. Defined Contribution Master Trust as of and for the years ended March 31, 1997 and 1996 are included as Appendix A.

4.   FEDERAL INCOME TAX STATUS

     The Internal Revenue Service has determined and informed the Company by letter dated January 30, 1995 that the Plan is designed in accordance with applicable sections of the Internal Revenue Code. Therefore, the underlying trust of such a Plan is exempt from federal income taxes under Section 501 of the Code. The Plan has been amended since receiving the determination letter. However, the Plan Administrator and the Plan's tax counsel believe that the plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code. Therefore, no provision for income taxes has been included in the Plan's financial statements.

5.   NOTES PAYABLE

     In June 1989, the Plan issued $250 million in guaranteed 8.32%
     ESOP notes (Notes) to a group of insurance companies and other financial institutions. In September 1993, the interest rate was reduced to 8.25% per annum retroactive to January 1, 1993. Interest is payable semiannually. Principal is payable in annual installments until maturity on March 31, 2004. The Notes are guaranteed by

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(For Employees Covered by a Collective Bargaining Agreement)

Notes to Financial Statements
Page 12
---------------------------------------------------------------------------

     Anheuser-Busch Companies, Inc. and Anheuser-Busch, Inc. Proceeds of the Notes were used to purchase 5,665,723 shares of Company stock, the unallocated portion of which is pledged as security for the Notes.
     The shares are maintained in the Company Stock Fund and are released and allocated to Plan participants based on calculations specified in the Plan document as contributions are made to the Plan. During the year ended March 31, 1997, 778,032 shares were released to participants. Anheuser-Busch Companies, Inc. issued a 2-for-1 stock split during September 1996 resulting in an increase of the Company Stock Fund unallocated shares. At March 31, 1997, the Company Stock Fund held 5,088,204 unallocated shares.

     Principal maturities for each of the years ending March 31, are as follows:

                      1998          $    17,450,000
                      1999               18,350,000
                      2000               19,150,000
                      2001               20,000,000
                      2002               20,950,000
                      2003               22,000,000
                      2004               23,150,000
                                    ---------------
                                   $    141,050,000
                                    ===============

6.   TRANSACTIONS WITH PARTIES-IN-INTEREST

     At March 31, 1997, the Plan held shares of Anheuser-Busch Companies, Inc. common stock. These shares had a total cost of $362,281,025 and total market value of $876,240,971 at March 31, 1997. During the year ended March 31, 1997, transactions with the Company included aggregate purchases and sales totaling $13,477,371 and $1,083,484, respectively. These transactions are allowable party-in-interest transactions under
     Section 408(e) and 408(b)(8) of ERISA and the regulations promulgated thereunder.

     At March 31, 1997, the Plan held investments in the Employee Benefit Temporary Investment Fund of Mellon Bank N.A., the Plan trustee.
     These investments had a total cost and total market value of $634,525 at March 31, 1997. During the year ended March 31, 1997, transactions with the Fund included aggregate purchases and sales totaling $40,926,314 and $55,077,925, respectively. These transactions are allowable party-in-interest transactions under Section 408(e) and 408(b)(8) of ERISA and the regulations promulgated thereunder.

ANHEUSER-BUSCH DEFERRED INCOME STOCK
PURCHASE AND SAVINGS PLAN
(For Employees Covered by a Collective Bargaining Agreement)

Notes to Financial Statements
Page 13
--------------------------------------------------------------------------

7.   UNIT ACCOUNTING

     As of October 17, 1995, the Company began allocating units to participant accounts. On March 31, 1997, the total number of units allocated to each of the funds in the Plan and the applicable net asset value (NAV) of each unit was as follows:

                                            Units Held    NAV per Unit

     Anheuser-Busch Common Stock Fund        47,777,349          13.96
     Short Term Fixed Income Fund               284,637          16.29
     Medium Term Fixed Income Fund              529,773          21.37
     Equity Index Fund                          110,548         165.67
     Managed Balanced Fund                      126,610          14.50
     Indexed Balanced Fund                       30,023          35.97
     Participant Loans                       39,555,291           1.00
     Earthgrains Company Common Stock Fund    1,430,031           8.25

8.   BENEFIT OBLIGATIONS

     Benefit obligations for persons who have withdrawn from participation in the Plan are as follows:
                                                           March 31
                                                      1997         1996

     Anheuser-Busch Companies common stock fund  $  1,083,315   $  127,317
     Short-term fixed income fund                       2,314
     Medium-term fixed income fund                     16,328
     Equity index fund
     Managed balanced fund
     Index balanced fund
     Earthgrains Company common stock fund             25,419          -
                                                  -----------    ---------
                                                 $  1,127,376   $  127,317


     In accordance with generally accepted accounting principles, these amounts are not reported as distributions payable in the accompanying financial statements. However, Department of Labor regulations require that these amounts be reported as liabilities on Form 5500. Accordingly, net assets available for benefits reported on Form 5500 are lower than that reflected in the financial statements by the above amounts.


ANHEUSER-BUSCH DEFERRED INCOME STOCK                            SCHEDULE I
PURCHASE AND SAVINGS PLAN
(For Employees Covered by a Collective Bargaining Agreement)

Item 27d Form 5500 - Schedule of Reportable Transactions*
Year Ended March 31, 1997
--------------------------------------------------------------------------------
                                       Number    Number     Total
 Identity of           Description      of        of         cost       Total current
party involved           of asset     purchases  sales    of purchases  value of sales   Net gain

Mellon Bank, N.A.   Employee Benefit     278     46      $ 40,926,314     $ 55,077,925   $    -
                     Temporary Investment
                     Fund

Earthgrains Co.     Common Stock         -       40         2,951,434        6,305,601     3,354,167

Anheuser-Busch      Promissory Notes of   59     -         13,290,298            -            -
 Companies, Inc.     various participants
                     of plan (participant
                     loans)

Anheuser-Busch      Common Stock          41     4         13,477,371        1,083,484       414,244
 Companies, Inc.


* Transactions or series of transactions in excess of 5 percent of the current value of the Plan's assets as of March 31, 1996 as defined in
   Section 2520.103-6 of the Department of Labor Rules and Regulations for Reporting and Disclosure under ERISA.


ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN       APPENDIX A
                                                                    Page 1 of 4
Statement of Net Assets Available for Benefits with Fund Information
March 31, 1997
Anheuser-Busch Companies, Inc. Defined Contribution Master Trust
--------------------------------------------------------------------------------
PART 1 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH

                                             Short-term  Medium-term
                             Anheuser-Busch     fixed       fixed        Equity
                            Companies, Inc.    income      income       index
                               stock fund       fund       fund          fund
Assets
Cash                      $     -          $    -        $       869  $    -
Receivables:
  Income                        -             3,334,261       607,418       -
                          ---------------  ------------  ------------  ------------
                                -             3,334,261       608,287       -
                          ---------------  ------------  ------------  ------------

Investments, at fair value:
  Anheuser-Busch Companies,
     Inc. Common Stock      1,763,200,723

  Interest bearing cash         1,288,627                     350,368
  U.S. government securities                   1,901,519    31,422,938
  Corporate debt instruments                  10,332,805    11,217,609
  Insurance contracts
  Interest in common/collective                              1,151,751
    trusts
  Loans to participant
  Earthgrains Company Inc.
    common stock
  Other investments             -               -             -          86,880,218
                          ---------------  -----------   ------------  ------------
                            1,764,489,350    12,234,324    44,142,666    86,880,218
                          ---------------  ------------  ------------  ------------
    Total assets            1,764,489,350    15,568,585    44,750,953    86,880,218
                          ---------------  ------------  ------------  ------------
Liabilities
Notes payable                 282,100,000       -             -             -
                          ---------------  ------------  ------------  ------------
    Total liabilities         282,100,000       -             -             -
                          ---------------  ------------  ------------  ------------

    Net assets available  $ 1,482,389,350  $ 15,568,585  $ 44,750,953  $ 86,880,218
      for benefits        ===============  ============  ============  ============





PART 2 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH


                                Managed      Index   Participant  Earthgrains
                                balanced    balanced     loan     Company stock
                                  fund        fund       fund         fund                Total
Assets
Cash                          $      -     $    -     $   -      $        -         $          869
Receivables:
  Income                             -          -         -               -              3,941,679
                               -----------   --------   --------      ----------    --------------
                                     -          -         -               -              3,942,548
                               -----------   --------   --------      -----------   --------------
Investments, at fair value
  Anheuser-Busch Companies, Inc.
     Common Stock                                                                    1,763,200,723
  Interest bearing cash                                                                  1,638,995
  U.S. government securities                                                            33,324,457
  Corporate debt instruments                                                            21,550,414
  Insurance contracts           10,806,861    3,809,698                                 14,616,559
  Interest in common/collective
    trusts                                    3,946,838                                  5,098,589
  Loans to participant                                    76,179,822                    76,179,822
  Earthgrains Company Inc.
    common stock                                                       24,070,669       24,070,669
  Other investments                -               -         -             -            86,880,218
                             -------------    ----------   ----------  -----------   -------------
                                10,806,861     7,756,536   76,179,822   24,070,669   2,026,560,446
                             -------------    ----------   ----------  -----------   -------------
    Total assets                10,806,861     7,756,536   76,179,822   24,070,669   2,030,502,994
                             -------------    ----------   ----------  -----------   -------------

Liabilities
Notes payable                      -               -          -             -          282,100,000
                              ------------    ----------   ----------- -----------   -------------
    Total liabilities              -               -          -              -         282,100,000
                              ------------    ----------  -----------  -----------   -------------

    Net assets available for $  10,806,861   $ 7,756,536 $ 76,179,822 $ 24,070,669  $ 1,748,402,994
      benefits                ============   ===========  ===========  ===========   ==============




ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN       APPENDIX A
                                                                    Page 2 of 4
Statement of Net Assets Available for Benefits
March 31, 1996
Anheuser-Busch Companies, Inc. Defined Contribution Master Trust
--------------------------------------------------------------------------------
PART 1 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH

                                           Short-term  Medium-term
                            Anheuser-Busch    fixed       fixed      Equity
                            Companies, Inc.   income      income     index
                               stock fund       fund       fund       fund
Assets
Cash                          $     9,443    $    -     $      493  $    -
Receivables:
     Income                        25,136       717,116     660,124       -
                             ------------     ---------  ----------    -----------
                                   34,579       717,116     660,617        -
                             ------------     ---------  ----------    -----------

Investments, at fair market value
  Earthgrains Company Inc.
    common stock
  Anheuser-Busch Companies,  1,429,086,002
    Inc. common stock
  Interest bearing cash         25,335,885                  780,070
  U.S. Government securities                  4,975,174  30,828,807
  Corporate debt instruments                  7,380,989  11,816,309
  Insurance contracts
  Interest in common/collective                           3,363,318
trusts
  Loans to participants
  Other investments                -            488,160   1,470,930     65,055,866
                             -------------   ----------  ----------     ----------
     Total investments       1,454,421,887   12,844,323  48,259,434     65,055,866
                             -------------   ----------  ----------     ----------
     Total assets            1,454,456,466   13,561,439   48,920,051    65,055,866
                             -------------   ----------   ----------    ----------

Liabilities
Notes payable                  315,400,000
Other payable                          573        -            -            -
                              ------------   ----------   ----------   -----------
     Total liabilities         315,400,573         -            -             -
                              ------------   ----------   ----------   -----------

     Net assets available  $ 1,139,055,893  $13,561,439  $ 48,920,051 $ 65,055,866
       for benefits        ===============   ==========   =========== ============





PART 2 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH


                                Managed      Index     Participant    Earthgrains
                                Balanced    balanced       loan       Company stock
                                  fund        fund         fund           fund            Total
Assets
Cash                         $       -      $  -        $   -        $   -        $         9,936
Receivables:
  Income                             -         -            -            -              1,402,376
                             -------------  ----------- ------------ ------------ ---------------
                                     -         -            -            -              1,412,312
                             -------------  ----------- ------------ ------------ ---------------
Investments, at fair value
  Earthgrains Company Inc.
     common stock                                                     25,851,364       25,851,364
  Anheuser-Busch Companies, Inc.
     common stock                                                                   1,429,086,002
  Interest bearing cash                                                                26,115,955
  U.S. Government securities                                                           35,803,981
  Corporate debt instruments                                                           19,197,298
  Insurance contracts            9,431,452
  Interest in common/collective                                                         9,431,452
    trusts                                    3,023,771   (5,096,285)                   1,290,804
  Loans to participants                                   69,067,447                   69,067,447
  Other investments                -          2,996,289     -             -            70,011,245
                              ------------   ---------- ------------ ------------ ---------------
    Total investments            9,431,452    6,020,060   63,971,162   25,851,364   1,685,855,548
                             -------------  ----------- ------------ ------------ ---------------
    Total assets                 9,431,452    6,020,060   63,971,162   25,851,364   1,687,267,860
                             -------------  ----------- ------------ ------------ ---------------

Liabilities
Notes payable                                                                         315,400,000
Other payable                      -              -         -              -                  573
                             -------------  ----------- ------------ ------------ ---------------
    Total liabilities              -              -         -               -         315,400,573
                             -------------  ----------- ------------ ------------ ---------------

    Net assets available for $   9,431,452  $ 6,020,060 $ 63,971,162 $ 25,851,364 $ 1,371,867,287
      benefits               =============  =========== ============ ============ ===============




ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN        APPENDIX A
                                                                     Page 3 of 4
Statement of Changes in Net Assets Available for Benefits with Fund
Information
For the Year Ended March 31, 1997
Anheuser-Busch Companies, Inc. Defined Contribution Master Trust
--------------------------------------------------------------------------------
PART 1 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH

                                           Short-term  Medium-term
                            Anheuser-Busch    fixed       fixed      Equity
                           Companies, Inc.   income      income     index
                               stock fund       fund       fund       fund
Additions to net assets
  attributed to:
    Contributions:
         Employer           $   16,302,090 $      -    $     -      $    -
         Participant            55,969,069     964,233    4,624,414   7,565,400
                            -------------- ----------- ------------ -----------
                                72,271,159     964,233    4,624,414   7,565,400
                            -------------- ----------- ------------ -----------
Investment income:
     Interest                      752,385         264
     Dividends                  32,464,215
     Net realized and unrealized
      change in fair market
      value                    353,822,133     712,403    1,969,137  12,218,135
                            -------------- ----------- ------------ -----------
       Total additions         459,309,892   1,676,900    6,593,551  19,783,535
Distributions to participants   89,417,709   2,217,757    2,752,761   3,232,210
Interest expense                40,338,376
Administrative expenses             14,892
Net transfer in (out)           13,794,542   2,548,003   (8,009,888)  5,273,027
                            -------------- ----------- ------------ -----------
Net increase (decrease)        343,333,457   2,007,146   (4,169,098) 21,824,352
Net assets at beginning of   1,139,055,893  13,561,439   48,920,051  65,055,866
period                      -------------- ----------- ------------ -----------

Net assets at end of period $1,482,389,350 $15,568,585 $ 44,750,953 $86,880,218
                            ============== =========== ============ ===========




PART 2 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH


                           Managed      Index     Participant   Earthgrains
                           Balanced    balanced      loan      Company stock
                             fund        fund        fund         fund           Total
Additions to net assets
  attributed to:
  Contributions:
    Employer             $     -      $    -      $    -       $     -     $   16,302,090
    Participant             1,219,079     822,586      -             -         71,164,781
                         ------------ ----------- ------------ ----------- --------------
                            1,219,079     822,586      -             -         87,466,871
                         ------------ ----------- ------------ ----------- --------------
Investment income:
     Interest                                        5,492,638                  6,245,287
     Dividends                                                                 32,464,215

     Net realized and unrealized
      change in fair market
      value                   956,745     758,054      -        11,179,051    381,615,658
                         ------------ ----------- ------------ ----------- --------------
       Total additions      2,175,824   1,580,640    5,492,638  11,179,051    507,792,031
Distributions to participants 830,141     209,474      374,073   1,745,926    100,780,051
Interest expense                                                               40,338,376
Administrative expenses                                                            14,892
Net transfer in (out)          29,726     365,310    7,090,095 (11,213,820)     9,876,995
                         ------------ ----------- ------------ ----------- --------------
    Net increase (decrease) 1,375,409   1,736,476   12,208,660  (1,780,695)   376,535,707
Net assets at beginning of  9,431,452   6,020,060   63,971,162  25,851,364  1,371,867,287
   period                ------------ ----------- ------------ ----------- --------------
Net assets at end of
  period                 $ 10,806,861 $ 7,756,536 $ 76,179,822 $24,070,669 $1,748,402,994
                         ============ =========== ============ =========== ==============




ANHEUSER-BUSCH DEFERRED INCOME STOCK PURCHASE AND SAVINGS PLAN       APPENDIX A
                                                                    Page 4 of 4
Statement of Changes in Net Assets Available for Benefits
For the Year Ended March 31, 1996
Anheuser-Busch Companies, Inc. Defined Contribution Master Trust
-----------------------------------------------------------------------------
PART 1 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH

                                      Short-term   Medium-term
                       Anheuser-Busch    fixed        fixed      Equity
                       Companies, Inc.   income       income     index
                          stock fund       fund*       fund*      fund*
Additions to net assets
  attributed to:
    Contributions:
         Employer      $   34,515,122  $     -     $    -      $    -
         Participant       50,628,382   1,277,033   4,433,495   6,268,943
                       --------------  ---------- ----------- -----------
                           85,143,504   1,277,033   4,433,495   6,268,943
                       --------------  ---------- ----------- -----------

Investment income:
     Interest                 599,391     587,446   2,168,611     955,322
     Dividends             34,040,767
     Net realized/unrealized
      change in fair market
      value               179,537,693    (146,135)  1,574,195  14,939,087
                       -------------- ----------- ----------- -----------
                          214,177,851     441,311   3,742,806  15,894,409
Transfer in at Master
 Trust inception          951,718,867        -           -         -
                       -------------- ----------- ----------- -----------
      Total additions   1,251,040,222   1,718,344   8,176,301  22,163,352

Distributions to
 participants              69,476,790   1,277,113   3,070,393   1,978,680
Interest expense           14,317,876
Administrative expense         11,843
Net transfer in (out)     (28,177,820)  1,719,021  (1,613,902)  6,813,354
                       -------------- ----------- ----------- -----------
      Net increase      1,139,055,893   2,160,252   3,492,006  26,998,026
Net assets at beginning
   of period                 -         11,401,187  45,428,045  38,057,840
                        ------------- ----------- ----------- -----------
Net assets at end of
  period               $1,139,055,893 $13,561,439 $48,920,051 $65,055,866
                       ============== =========== =========== ===========




* Includes income earned by the respective Master Trust during the period April 1, 1995 through September 1, 1995.

PART 2 OF 2 DUE TO TABLE EXCEEDING MAXIMUM WIDTH


                                Managed      Index     Participant   Earthgrains
                               Balanced    balanced      loan      Company stock
                                  fund        fund        fund         fund           Total
Additions to net assets
  attributed to:
  Contributions:
    Employer                  $     -      $    -      $    -       $     -     $   34,515,122
    Participant                  1,517,526   1,198,761      -             -         65,324,140
                              ------------ ----------- ------------ ----------- --------------
                                 1,517,526   1,198,761      -             -         99,839,262
                              ------------ ----------- ------------ ----------- --------------
Investment income:
     Interest                        1,380      45,571    4,395,086                  8,752,807
     Dividends                                                                           34,040,767                    Net
realized and unrealized
      change in fair market
      value                      2,236,095     844,001  (2,005,752)   8,648,339    205,627,523
                              ------------ ----------- ------------ ----------- --------------
                                 2,237,475     889,572   2,389,334    8,648,339    248,421,097

Transfer in at Master Trust
 inception                           -           -       51,693,730  10,318,530  1,013,731,127
                              ------------ ----------- ------------ ----------- --------------
       Total additions           3,755,001   2,088,333   54,083,064  18,966,869  1,361,991,486

Distributions to participants      307,994     150,894    1,123,663                 77,385,527
Interest expenses                                                                   14,317,876
Administrative expenses                                                                 11,843
Net transfer in (out)            1,463,796   1,899,295   11,011,761   6,884,495        -
                              ------------ ----------- ------------ ----------- --------------
     Net increase                4,910,803   3,836,734   63,971,162  25,851,364  1,270,276,240
Net assets at beginning of
   period                        4,520,649   2,183,326      -           -          101,591,047
                              ------------ ----------- ------------ ----------- --------------
Net assets at end of period   $  9,431,452 $ 6,020,060 $ 63,971,162 $25,851,364 $1,371,867,287
                              ============ =========== ============ =========== ==============


